UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2013

CENVEO, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	1-12551	84-1250533
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Canterbury Green, 201 Broad Street, Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 595−3000

Not Applicable
Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[ ]	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[ ]	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On April 16, 2013, Cenveo Corporation (the “Company”), a wholly-owned subsidiary of Cenveo, Inc. (NYSE: CVO, “Cenveo”), completed the refinancing of its existing senior secured Term B Loan and Revolving Credit Facility (the “Refinanced Facility”) by entering into (i) a Second Amended and Restated Credit Agreement providing for a $360 million term loan B facility with a syndicate of lenders arranged by Bank of America, N.A., with Bank of America, N.A. serving as administrative agent, syndication agent and documentation agent (the “Term Loan B Facility”; CUSIP No. 15671FAK8), and (ii) a Credit Agreement providing for a $200 million asset-based revolving credit facility with a syndicate of lenders arranged by Bank of America, N.A., with Bank of America, N.A. serving as administrative agent, an issuing bank and swingline lender (the “ABL Credit Facility”; and together with the Term Loan B Facility, the “New Facilities”). In addition, Bank of America, N.A., Macquarie Capital (USA) Inc. and Barclays Bank PLC acted as joint lead arrangers and joint book managers for the Term Loan B Facility, and Bank of America, N.A., Barclays Bank PLC, General Electric Capital Corporation and Wells Fargo Bank, National Association acted as joint lead arrangers and joint book managers for the ABL Credit Facility.  Proceeds from the New Facilities together with available cash on hand were used to refinance the outstanding term loans and revolving loans, and accrued interest thereon, under the Refinanced Facility, and to pay certain fees and expenses incurred in connection with the transactions.

Borrowing rates under each of the New Facilities are selected at the Company’s option at the time of each borrowing and are generally based on LIBOR or the prime rate publicly announced by Bank of America, N.A. from time to time, in each case plus a specified interest rate margin. With respect to the Term Loan B Facility, LIBOR-based borrowings will have an interest rate of not less than 1.25% per annum plus an applicable margin of 5.00% per annum, and prime rate borrowings will have an interest rate of not less than 2.25% per annum plus an applicable margin 4.00% per annum. With respect to the ABL Credit Facility, LIBOR-based borrowings will have an interest rate margin ranging from 2.00% to 2.50% per annum, and prime rate borrowings will have an interest rate margin ranging from 1.00% to 1.50% per annum, in each case depending on average availability under the ABL Credit Facility for the most recent fiscal quarter.  Under the ABL Credit Facility, the Company pays a commitment fee on unused revolving loan commitments of 0.375% per annum or 0.50% per annum, depending on average usage under the ABL Credit Facility for the most recent fiscal quarter.

Under the Term Loan B Facility, the term B loans amortize in quarterly installments equal to 1% per year, commencing June 21, 2013, with the remaining principal balance due at maturity on February 13, 2017. Under the ABL Credit Facility, all loans mature on February 13, 2017.  Under each of the New Facilities, the Company may elect, in its sole discretion, to extend the maturity date upon the satisfaction of certain conditions related to the refinancing of the Company’s outstanding indebtedness under its 11.50% Senior Secured Notes due 2017 and its 8.875% Senior Second Lien Notes due 2018.  If such conditions are satisfied, the maturity date of the Term Loan B Facility may be extended to April 16, 2020 and the maturity date of the ABL Credit Facility may be extended to April 16, 2018.

The obligations under the New Facilities are each guaranteed by Cenveo and each existing and future direct and indirect domestic and Canadian subsidiary of Cenveo. The New Facilities are secured on a pari passu basis by a first priority perfected security interest in substantially all assets of Cenveo, the Company and Cenveo’s other domestic and Canadian subsidiaries, including: (i) all capital stock of each present and future subsidiary of Cenveo (with certain exclusions of foreign subsidiaries), (ii) all present and future inter-company debt of Cenveo and its domestic and Canadian subsidiaries, (iii) all intellectual property rights of Cenveo and its domestic and Canadian subsidiaries, including patents, trademarks and copyrights, and (iv) substantially all of the present and future other property and assets of Cenveo and its domestic and Canadian subsidiaries, including material real property.

The Term Loan B Facility contains a maximum consolidated leverage ratio covenant, and the ABL Facility contains a minimum consolidated fixed charge coverage ratio covenant that applies if availability thereunder falls below a certain level.  In addition, each of the New Facilities contains customary covenants that, among other things, place limits on the Company’s ability to incur debt, create liens, make investments and acquisitions, sell assets, pay dividends, prepay subordinated debt, merge with other entities, engage in transactions with affiliates, and make capital expenditures. The New Facilities also contain customary events of default.

In connection with the New Facilities, the Company entered into a third supplemental indenture to the indenture dated as of February 5, 2010, among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, pursuant to which the Company’s $400 million aggregate principal amount of 8.875% Senior Secured Second Lien Notes due 2018 were issued.

Also in connection with the New Facilities, the Company entered into an Amendment No. 1 to its existing unsecured credit agreement dated as of January 18, 2013 (the “Unsecured Credit Agreement”) with Macquarie US Trading LLC, as administrative agent, and the lenders named therein.  The Unsecured Credit Agreement was amended in order to, among other things, permit the refinancing of the Refinanced Facility.

On April 16, 2013, Cenveo issued a press release relating to the foregoing.  A copy of the press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Second Amended and Restated Credit Agreement dated as of April 16, 2013
10.2	Credit Agreement dated as of April 16, 2013
99.1	Press Release of Cenveo, Inc., dated April 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 22, 2013

CENVEO, INC.

By:	/s/ Scott J. Goodwin
Scott J. Goodwin
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Second Amended and Restated Credit Agreement dated as of April 16, 2013
10.2	Credit Agreement dated as of April 16, 2013
99.1	Press Release of Cenveo, Inc. dated April 16, 2013